UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2018

INSULET CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33462	04-3523891
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

600 Technology Park Drive, Suite 200
Billerica, Massachusetts 01821
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (978) 600-7000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

Item 5.07	Submission of Matters to a Vote of Security Holders

Insulet Corporation (the “Company”) held its 2018 Annual Meeting of Shareholders on May 16, 2018.  For more information on the following proposals, see the Company’s proxy statement dated April 6, 2018 (the “Proxy Statement”). The voting results at the meeting were as follows:

(a)	The shareholders elected each of the following two nominees to the Board of Directors as Class II Directors, each to serve for a three-year term and until their successor has been duly elected and qualified or until their earlier resignation or removal:

Nominee	Vote "For"	Vote "Withheld"	Broker Non-Votes
John A. Fallon, M.D.	51,114,262	2,886,204	2,427,233
Timothy J. Scannell	52,640,732	1,359,734	2,427,233

The terms in office of the Class III Directors (Jessica Hopfield, Ph.D., David Lemoine and Patrick J. Sullivan) and the Class I Directors (Sally Crawford, Michael R. Minogue and James C. Mullen) continued after the Annual Meeting.

(b)	The shareholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as described in the Proxy Statement.

Vote "For"	Vote "Against"	Abstentions	Broker Non-Votes
50,018,975	3,654,691	326,800	2,427,233

(c)	The shareholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

Vote "For"	Vote "Against"	Abstentions	Broker Non-Votes
56,400,722	18,306	8,671	0

No other matters were submitted for shareholder action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

INSULET CORPORATION

May 18, 2018	By:	/s/ Michael L. Levitz
Chief Financial Officer